DEED OF LEASE

THIS DEED OF LEASE ("**Lease**") made and entered into this 3rd day of September, 2014 ("**Effective Date**") by and between **1831 MICHAEL FARADAY LLC**, a Virginia limited liability company ("**Landlord**"), and **LEARNING TREE INTERNATIONAL USA, INC.**, a Delaware corporation ("**Tenant**").

RECITALS:

A. Concurrently with the Effective Date hereof, and in accordance with that certain Purchase and Sale Agreement between Landlord and Tenant dated July 15, 2014 (the "**Purchase Agreement**"), Tenant conveyed to Landlord all that certain real property and the land and improvements thereon known as 1831 Michael Faraday Drive, Reston, Virginia, with Tax Map No. 0183 06 0006, as further described in the Purchase Agreement (the "**Property**").

B. In accordance with the Purchase Agreement, Landlord hereby agrees to lease back to Tenant, and Tenant hereby agrees to lease from Landlord, the Property, including, without limitation, the building located on the Property containing approximately 37,457 square feet (the "**Building**"), all in accordance with the terms and conditions contained herein.

WITNESSETH:

1. **PREMISES**. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the entire Property (including the Building and all space and parking areas and improvements outside the Building and located on the Property) (collectively the "**Premises**"). For clarification, Landlord grants to Tenant the exclusive right to use, in accordance with this Lease and Landlord's reasonable rules and regulations attached hereto as Exhibit A and which do not conflict with the provisions of this Lease, the right to use the entire Property. EXCEPT AS EXPRESSLY STATED OTHERWISE HEREIN, TENANT HEREBY ACKNOWEDGES THAT IT IS FAMILIAR WITH THE CONDITION OF THE PREMISES AND ACCEPTS THE PREMISES IN ITS "AS IS –WHERE IS" CONDITION, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING WITHOUT ANY WARRANTY OF HABITABILITY OR FITNESS OR ANY PARTICULAR PURPOSE.

2. **TERM, POSSESSION, RENEWAL.**

A. The term of this Lease ("**Term**") shall be for a period of twelve (12) months commencing on the Effective Date hereof ("**Commencement Date**") and expiring on September 3, 2015 (the "**Expiration Date**"). The term "**Lease Year**" shall represent a period of twelve (12) consecutive months commencing on the (1st) first day of the first (1st) full month following the Lease Commencement Date, and each successive twelve (12) month period thereafter.

B. Landlord hereby grants to the Tenant the conditional right, exercisable at the Tenant's option, to renew the Term for up to two (2) consecutive renewal terms of six (6) months each (each a "**Renewal Term**"). If exercised, and if the conditions applicable thereto have been satisfied, each Renewal Term shall commence immediately following the end of the initial Term

or prior Renewal Term, as applicable. The rights of renewal herein granted to the Tenant are personal to Tenant and Affiliates (as defined herein) (and may not be exercised by any assignee of Tenant except an Affiliate and shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(a) Tenant shall exercise its right of renewal with respect to each Renewal Term by giving the Landlord irrevocable written notice (the "**Renewal Notice**") thereof not later than three (3) months prior to the expiration of the then-current Term or Renewal Term, as applicable.

(b) All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent (as defined herein), shall remain in full force and effect during each Renewal Term, except that monthly Base Rent (as defined herein) for the Renewal Terms shall be equal to five percent (5.00%) in excess of the monthly Base Rent payable during the initial Term in the amount of Forty-Four Thousand Six Hundred Twenty-Five and No/100 Dollars ($44,625.00) per month, which shall be payable on the first day of each month during each Renewal Term.

(c) If there exists an Event of Default (as defined herein) under this Lease on the date the Tenant sends the Renewal Notice or any time thereafter until the Renewal Term is to commence, at the Landlord's election, the Renewal Term shall not commence.

As used in this Lease, Affiliate shall be defined as any person or entity that (a) directly or indirectly controls, is controlled by, or is under common control with, the Landlord or the Tenant, as applicable or (b) holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in any entity.

3. **RENT**.

A. Base Rent shall be the amount of rent payable by the Tenant to the Landlord per month during the Term (as it may be extended by any duly exercised Renewal Term). Base Rent for the initial Term shall be Forty-Two Thousand Five Hundred and No/100 Dollars ($42,500.00) per month payable in full for the entire initial Term in advance at the closing on the Purchase Agreement in the amount of Five Hundred Ten Thousand and No/100 Dollars ($510,000.00). In the event Tenant submits a Renewal Notice in accordance with Section 2(B)(a) above, the Base Rent shall increase for any Renewal Terms in accordance with Section 2.B(b) above.

B. Following the first Lease Year, installments of Base Rent shall be paid to Landlord at 1831 MICHAEL FARADAY LLC, 7600 Leesburg Pike, Suite 102W, Falls Church, VA 22043, Attn: James Lee or such other place as Landlord may hereinafter designate in writing upon thirty (30) days' notice in accordance with Section 19 herein. All sums payable by the Tenant under this Lease, including but not limited to Base Rent and Additional Rent, shall be paid to the Landlord in legal tender of the United States, without setoff, deduction or demand,

through the automated clearinghouse funds system ("**ACH**"). Upon written notice to the Tenant, the Landlord shall have the right to (a) direct that the Tenant discontinue payments through the ACH System and in lieu thereof immediately commence making payments through other recognized means designated by the Landlord, including, without limitation, electronic transfer and/or debit; and (b) designate another payment address or party as the recipient of Base Rent, Additional Rent or other sums payable under this Lease. The Landlord's acceptance of Base Rent or Additional Rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of the Landlord's rights hereunder.

C. In the event that any installment of Base Rent is not received at the place designated for payment on or before the tenth (10th) day after such payment becomes due and payable, interest on the unpaid amount shall be due from the date due to the date paid at the rate of eight percent (8%) per annum ("**Default Rate**").

D. Any sum of money which is required to be paid by Tenant under this Lease except Base Rent shall be deemed "**Additional Rent**". Landlord shall have all rights and remedies for the failure to pay any Additional Rent as Landlord would have for the failure to pay Base Rent.

4. **NET LEASE; CAPITAL IMPROVEMENTS**. Notwithstanding anything to the contrary contained herein, this Lease shall be an absolute net lease, so that this Lease shall yield all Base Rent payable hereunder as an absolutely net return to the Landlord. Accordingly, Tenant shall pay all taxes, insurance, and operating expenses relating to the Premises, including without limitation, costs for maintenance, repair, replacement (excepting major elements of the HVAC system or repairs considered a capital improvement as set forth below) and operation thereof, which accrue prior to the expiration of the Lease Term. Notwithstanding the foregoing, in no event shall Landlord or Tenant be obligated to replace any systems that fail during the Lease Term to the extent any such replacements are considered capital improvements and replacements under generally accepted accounting principles, consistently applied ("**GAAP**"). In the event any such system requires a replacement determined to be a capital improvement in accordance with GAAP, and such replacement is required in order for Tenant to continue to occupy the Premises and operate therefrom, then Tenant shall have the right to elect not to make such replacement and to provide Landlord with written notice of its election to terminate the Lease. In no event shall Tenant be entitled to a reimbursement of any Base Rent or Additional Rent prior to such termination. Upon such termination pursuant to the terms of this Section 4, neither Landlord nor Tenant shall have any further obligations under the Lease, except as otherwise set forth herein. Tenant's obligation to pay all amounts described in this Section 4 shall survive the expiration or earlier termination of the Lease Term; provided that such amounts accrue prior to the expiration of the Lease Term. Nothing in this Lease shall be construed to mean that the Tenant has any obligation to pay or perform any obligation undertaken by the Landlord in connection with any debt of the Landlord secured by the Premises.

5. **TAXES; IMPOSITIONS**. The parties acknowledge that all notices of Impositions (as defined below) shall continue to be sent to Tenant after the Commencement Date. The Tenant shall pay all Impositions not less than twenty (20) days before a penalty or interest charge would be imposed, with written evidence of each such payment concurrently delivered to Landlord. If the Lease Term expires on a day other than the last day of a calendar

year, then the Tenant's liability for Impositions for such calendar year shall be apportioned by multiplying the amount of Impositions for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365). Landlord will reimburse Tenant within twenty (20) days of the expiration of the Term (as it may be extended) for any Impositions paid by Tenant for the period after the expiration of this Lease. The term **"Impositions"** shall mean, collectively, any present or future real estate taxes, all taxes or other impositions that are in the nature of or in substitution for real estate taxes, vault and/or public space rentals, business district or arena taxes, as well as levies, improvement district charges, governmental charges, rates, and assessments, general, special, ordinary or extraordinary, foreseen and unforeseen, that are imposed upon the Landlord, the Tenant or the Premises, fixtures, machinery, equipment or systems used in connection with the Premises or the business being operated on the Premises. Impositions shall not include any federal, state and local income taxes and franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes. Impositions shall also not include business professional, occupational and licenses taxes, except to the extent the same are imposed solely as a result of Landlord's ownership of the Premises or its status as the landlord under this Lease. Landlord agrees that it shall not voluntarily agree to increase any Imposition or create (or agree to create) any Imposition that would be payable by Tenant pursuant to this Lease without Tenant's prior consent, which consent may be withheld in Tenant's sole but reasonable discretion. Further, Tenant shall be solely responsible for all taxes applicable to Tenant's use and operation of the Premises and for Tenant's personal property, fixtures and improvements, which if taxed separately from the Premises, shall be paid directly to the applicable taxing authority. If taxed with the Premises, such taxes shall be paid together with the payment of real estate taxes for the Premises.

6. **UTILITIES; SERVICES; JANITORIAL**. Tenant shall be responsible for arranging directly and paying for all water, sewer, electricity, gas and other utilities and services utilized by Tenant at the Premises. Tenant will pay all invoices and bills for Tenant's utilities and services when due and payable. Without limitation of the foregoing, the parties agree and acknowledge that Landlord will have no responsibility or obligation with regard to any utilities or services provided to Tenant under this Lease. Tenant will further be solely responsible for telephone, janitorial, cable and other such services and shall arrange for the provision of such in Tenant's name directly from the applicable service provider. Tenant shall have the right to any utility deposits made by Tenant to the applicable utility providers that are returnable at the end of the Term and Landlord reasonably shall cooperate to facilitate such return, including, without limitation, posting any replacement deposits required by the applicable utilities.

7. **MAINTENANCE AND REPAIRS.**

A. Subject to the terms of Section 4 above, the Tenant, at the Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises (including without limitation, all interior and exterior non-structural and systems maintenance, repairs and replacements) that are necessary to keep the Premises in (a) compliance with all present and future laws (including, without limitation, the Americans with Disabilities Act), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders, recommendations, decisions, and decrees now or hereafter promulgated (including, without limitation, those made by any public or private agency), as any

of the same may be amended from time to time (collectively, "**Laws**"); (b) a clean, safe and tenantable condition (ordinary wear and tear and damage by casualty and the elements excepted), and (c) otherwise in accordance with the requirements of this Lease, including without limitation, repairs required as a result of any act or omission of any Affiliate, invitee, agent, employee, subtenant, contractor, client, family member, licensee, customer or visitor of Tenant (collectively, "**Invitees**"); provided, however, that Tenant shall have no obligation to update, repair or improve the Premises beyond the condition in which the Premises is delivered to Tenant on the Commencement Date in order to comply with existing Laws unless such compliance is required or triggered due to any Alterations (as defined herein) or improvements performed by Tenant to the Premises. Landlord shall be responsible only for the maintenance and repairs to the roof and structural elements of the building (roof, exterior walls and foundation) during the Lease Term (and for no other systems or upkeep). Tenant shall also maintain all improvements, fixtures and personal property (including all equipment) located in, or serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. The Tenant shall maintain all drives, sidewalks, parking areas and lawns on the Premises in a clean condition, free of accumulations of dirt, trash, snow and ice. The Tenant shall suffer no waste or injury to any part of the Premises. Notwithstanding the provisions of this Section 7.A, the Tenant shall not have responsibility to make repairs or replacements that are necessary solely as a result of the gross negligence or willful misconduct of the Landlord, an Affiliate of the Landlord or any of their respective agents or employees.

B. Except as expressly set forth in this Section 7, Landlord shall have no obligation or liability whatsoever with respect to the repair, maintenance and/or replacement of the Premises or any part thereof. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or fixtures in, any improvements located in the Premises. Notwithstanding anything to the contrary contained herein, the Landlord shall have the right, but not the obligation, to perform the Tenant's obligations hereunder and to charge the Tenant as Additional Rent for all costs and expenses incurred in connection therewith, provided the Landlord shall have first given the Tenant not less than twenty (20) days' prior written notice of its intention to repair any defect or damage and the Tenant has failed within such twenty (20) day period to commence and to thereafter diligently prosecute to completion any required maintenance and repair, and provided further that the Landlord shall have no obligation to furnish any such written notice if the Landlord determines, in its reasonable discretion, the continued presence of such defect or damage poses a safety risk.

8. **SIGNS**. Tenant shall not erect, display or maintain any sign, picture, advertisement, awning, canopy, merchandise, notice, or light on the outside of the exterior of the Premises (or visible from the exterior) without Landlord's prior written approval, which may be withheld in the Landlord's sole discretion; provided, however, that Tenant shall have the right to maintain the signage on the Property that exists as of the Commencement Date. Tenant shall be responsible for costs to maintain such signage during the Term, but shall not be obligated to replace any Tenant signage. Tenant's repair, maintenance and replacement obligations set forth in Section 7 above are applicable to signage, and Tenant shall at its sole cost remove all signage from the Premises at the expiration or earlier termination of the Lease Term unless the parties' agree otherwise.

9. **HAZARDOUS MATERIALS.**

A. Except as stated expressly otherwise in this paragraph, the Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, used, released, stored or disposed of in or about the Premises during the Term (as it may be extended). At the expiration or earlier termination of this Lease, the Tenant shall surrender the Premises to the Landlord (x) free of any Hazardous Materials generated, used, released, stored or disposed of in or about the Premises during the Term, and (y) free of violations of Environmental Laws occurring during the Term. In furtherance of the foregoing, Tenant is not required by the Landlord to remove and/or remediate any Hazardous Materials or violations of Environmental Laws that existed at the Premises prior to the Commencement Date or to the extent caused by the Landlord, its agents, employees or contractors during the Term, except to the extent that any such Hazardous Materials are deemed part of Tenant's personal property located at the Premises pursuant to the Purchase Agreement (such as commonly used office supplies and cleaning products). **"Hazardous Materials"** means (i) asbestos and any asbestos containing material; (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity; and (iii) any petroleum product, cleaning solvents, polychlorinated biphenyls, urea formaldehyde, non naturally occurring radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Premises or hazardous to health or the environment. **"Environmental Law"** means any present and future Laws, permits and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions, industrial hygiene, public health or safety, or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 *et seq*., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 *et seq*., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 *et seq*., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 *et seq*., the Clean Air Act, 33 U.S.C. § 7401 *et seq*., the Toxic Substances Control Act, 15 U.S.C. § 2601 *et seq*., the Safe Drinking Water Act, 42 U.S.C. § 300f *et seq*., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 *et seq*., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws. Notwithstanding the provisions of the first sentence of this Section 9(A), the Tenant has informed the Landlord that it intends to utilize in connection with its business operations at the Premises, commercial products generally available to the public or routinely used in the Tenant's business which contain varying degrees of Hazardous Materials that are permitted by applicable Environmental Laws, including (without limitation) commonly used office supplies and cleaning products. The Landlord agrees that such intended use shall not constitute a breach of the covenants and agreements set forth in the first sentence of this Section 9 (A), provided such Hazardous Materials are used for their intended purpose in accordance with

this Lease and all Environmental Laws, and provided, further, that the foregoing shall not diminish or otherwise affect the Tenant's indemnity obligations under this Lease.

B. The Tenant shall give the Landlord immediate verbal notice, and follow-up within five (5) Business Days with a written notice, (i) upon Tenant's actual knowledge of any actual Environmental Default (as defined herein), or (ii) the Tenant's receipt of written notice of any alleged Environmental Default, or (iii) upon Tenant's actual knowledge of an environmental condition at the Premises that is not deemed an Environmental Default hereunder but requires responsive action. An "**Environmental Default**" means any of the following: (1) a violation of an Environmental Law by Tenant, its agents, employees or contractors occurring during the Term (as it may be extended); or (2) a release, spill, or discharge of a Hazardous Material on or from the Premises (regardless of whether or not a reporting requirement exists) during the Term, except to the extent caused by Landlord, its agents, employees or contractors. Upon any Environmental Default, in addition to all other rights available to the Landlord under this Lease, at law or in equity, the Landlord shall have the right but not the obligation, at its option, (y) to require the Tenant, at the Tenant's sole cost and expense, to cure such Environmental Default, in accordance with all Environmental Laws, in which event the Landlord shall have the right to supervise and approve any actions taken by the Tenant to address the Environmental Default, or (z) to perform, at the Tenant's sole cost and expense (but only if the Tenant has not commenced and is not diligently pursuing cure (after giving effect to any applicable notice and/or cure period)), any lawful action necessary to address the same, in which event the Tenant shall pay the costs thereof to the Landlord as Additional Rent.

C. In the event the Landlord has a reasonable good-faith basis to believe that an actual or threatened Environmental Default exists, the Landlord shall have the right, but not the obligation, upon prior written notice to the Tenant and at the Tenant's expense, to conduct (or instruct the Tenant to conduct) periodic audits of the Premises (including without limitation, the air, soil, surface water and groundwater at or near the Premises) and the Tenant's compliance with Environmental Laws with respect thereto. If the Landlord reasonably determines that remediation or removal, alterations, improvements or replacements of equipment on the Premises are necessary in connection with any such required compliance with all Environmental Laws due to an Environmental Default, the Landlord shall have the right, but not the obligation, (i) to require the Tenant, at the Tenant's expense, to perform the same, or (ii) to perform the same, at the Tenant's sole cost and expense, in which event the Tenant shall pay the actual costs thereof to the Landlord as Additional Rent (but only if the Tenant has not commenced and is not diligently pursuing such remediation or removal, alterations, improvements or replacements (after giving effect to any applicable notice and/or cure period)). If any Lender or governmental agency shall require testing at the Premises due to any Environmental Default and the Landlord incurs expenses in complying with such requirement, then the Tenant shall pay to the Landlord the reasonable costs therefor as Additional Rent. Subject to the first sentence of this Section 9 (C), the Tenant shall not be required to pay for environmental testing conducted incident to a prospective lender's due diligence in connection with a mortgage financing of the Premises.

D. As a material consideration for the Landlord's willingness to enter into this Lease, the Tenant hereby waives, and releases the Landlord and its Affiliates, partners, officers, directors, members, trustees, employees, agents and the Lenders from any and all claims for

damage, injury or loss (including without limitation, claims for the interruption of or loss to business) which relate to any Environmental Default occurring after the Commencement Date and during the Term, except to the extent any such claim for damage, injury or loss arises solely as a result of the gross negligence or willful misconduct of the Landlord, an Affiliate of the Landlord and/or any of their respective agents or employees. Promptly upon the Landlord's reasonable request, the Tenant shall execute from time to time affidavits, representations and similar documents concerning the Tenant's best knowledge and belief regarding the presence of Hazardous Materials at the Premises. Landlord covenants not to bring into the Premises any Hazardous Materials, unless the same are commercial products generally available to the public which contain varying degrees of Hazardous Materials that are permitted by applicable Environmental Laws.

E. The Tenant's obligations pursuant to this Section 9 shall survive the expiration or earlier termination of this Lease with respect to Environmental Defaults occurring prior to expiration or earlier termination of this Lease.

10. **LEFT INTENTIONALLY BLANK**.

11. **ALTERATIONS; INSTALLATIONS**. Except with regard to Tenant's maintenance and repair obligations set forth expressly otherwise herein, Tenant shall not perform any alterations or improvements to the Premises ("**Alterations**") without Landlord's prior written consent, which may be withheld, conditioned or delayed in Landlord's sole discretion. All alterations, additions, improvements and fixtures shall be the property of the Landlord upon installation and shall remain upon and be surrendered with the Premises as part thereof, without disturbance, molestation, or injury at the expiration or termination of the Term of this Lease, all without compensation or credit to Tenant. Notwithstanding the foregoing, Landlord shall have the right, at the time of Landlord's approval of any such Alteration, to designate such Alteration as one required to be removed by Tenant upon the expiration of the Term of this Lease, in which event, Tenant shall restore the Premises to the condition in which it existed prior to the installation of such specified Alteration, and repair any damage occasioned by the removal or restoration, and in default thereof, Landlord may effect said removals, restorations and repairs, and Tenant shall pay Landlord, on demand, the cost thereof , without markup.

12. **USE AND RESTRICTIONS OF PREMISES**. The Premises are to be used for general office purposes, training, and related uses, consistent with Tenant's uses prior to the Commencement Date. Tenant shall not use or permit the use of the Premises for any other purpose without the written consent of the Landlord, which consent may be withheld, conditioned or delayed in Landlord's sole discretion. Tenant shall not use the Premises in any manner that will increase risks covered by insurance on the Premises and result in an increase in the rate of insurance or cancellation of any insurance policy, even if such use may be in furtherance of Tenant's business purposes. Tenant shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the Premises, and shall comply with all requirements of the insurers applicable to the Premises necessary to keep in force the fire and liability insurance. Tenant shall continue to maintain all required business licenses or permits from appropriate local authorities with respect to its occupancy of the Premises.

13. **<u>INSURANCE; WAIVER OF SUBROGATION</u>**.

A. Throughout the Lease Term, the Tenant shall obtain and maintain the following types and amounts of insurance:

(i) <u>Property Insurance</u>. Insurance with respect to the Premises insuring against any peril now or hereafter included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent the Landlord from becoming a co-insurer within the terms of the applicable policies and under applicable Law, but in any event such insurance shall be maintained in an amount which, after application of a deductible in an amount not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00), shall be equal to the full insurable value of the Premises, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by the Tenant and approved by the Landlord, and in no event less than the coverage required pursuant to the terms of any mortgage;

(ii) <u>Liability Insurance</u>. Commercial general liability insurance, including bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon the Landlord and all court costs and reasonable attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Premises for a combined single limit of One Million and No/100 Dollars ($1,000,000.00) per occurrence and at least Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, inclusive of excess or umbrella liability insurance, and with a deductible not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00);

(iii) <u>Workers' Compensation Insurance</u>. Statutory workers' compensation insurance with respect to any work on or about the Premises;

(iv) <u>Left Intentionally Blank</u>;

(v) <u>Boiler and Machinery Insurance</u>. To the extent applicable, comprehensive boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Premises and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally required by institutional lenders for properties comparable to the Premises, and with a deductible not to exceed Twenty-five Thousand and No/100 Dollars ($25,000.00);

(vi) <u>Left Intentionally Blank</u>;

(vii) <u>Builder's Risk Insurance</u>. At all times during which structural construction, repairs or alterations are being made with respect to the Premises by Tenant, its agents, employees or contractors (i) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (ii) the insurance provided for in Section 13.1(a)(i) written in a so-

called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 13.1(a)(i), (3) including permission to occupy the Premises, (4) with an agreed amount endorsement waiving co-insurance provisions, and (5) with a deductible not to exceed Twenty-five Thousand and No/100 Dollars ($25,000.00); and

B. All insurance provided for in Section 13(A) hereof shall be obtained under valid and enforceable policies (the "**Policies**" or in the singular, the "**Policy**"), and shall be issued by one or more domestic primary insurer(s) having a general policy rating of A or better and a financial class of XII or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service), or otherwise approved by the Landlord. All insurers providing insurance required by this Lease shall be authorized to issue insurance in the state in which the Premises is located. The Policies referred to in Sections 13(A)(i), (v) and (vii) shall also contain: (A) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the Landlord notwithstanding the negligent or willful acts or omission of the Landlord; (B) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to the Landlord; and (C) an endorsement providing for a deductible per loss of an amount not more than Twenty-Five Thousand and No/100 Dollars ($25,000.00). If the Tenant elects to maintain more than one Policy to comply with the coverage requirements of Section 13(A)(iv) above, the same insurer must provide all of such coverage. All Policies shall contain a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to the Landlord in each instance. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to the Landlord not less than twenty (20) days prior to the expiration date of any of the Policies required to be maintained hereunder, which certificates shall bear notations evidencing payment of applicable premiums (the "**Insurance Premiums**"). Originals or certificates of such replacement Policies shall be delivered to the Landlord promptly after the Tenant's receipt thereof but in any case within thirty (30) days after the effective date thereof. If the Tenant fails to maintain the insurance required by this Lease, upon ten (10) days' prior written notice to the Tenant, the Landlord may procure such insurance at the Tenant's sole cost and expense.

C. The Tenant shall deliver to the Landlord, concurrently with the Tenant's execution of this Lease and at least annually thereafter, (i) certificates evidencing that all such insurance coverage required pursuant to this Article is in full force and effect, and (ii) receipts evidencing payment therefor. The Tenant shall give the Landlord immediate notice in case of fire, theft or accident to the Premises in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) in the Premises. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way the Tenant's liability arising under or out of this Lease. The Landlord makes no representation that the limits or forms of coverage of insurance specified in this Section 13 are adequate to cover the Tenant's property or obligations under this Lease. The Tenant shall have the right to maintain the insurance coverages set forth in this Article under a blanket insurance policy covering other premises owned or operated by the Tenant, provided that (x) the Premises is covered independently by such blanket insurance policy to the full extent required by this Article, and (y) such coverage for the Premises shall not be diminished for any reason whatsoever (including without limitation a claim made with respect to any other premises) during the Lease Term. The

Tenant shall timely pay all deductibles, recognizing that a failure to do so may impact the payment of proceeds by an insurer under a Policy.

D. To the extent not prohibited by any applicable laws, Landlord and Tenant, on behalf of themselves and their insurers, waive, release and discharge the other from all claims or demands arising out of damage to or destruction of the Premises or any portion thereof, or loss of use of the Premises or any portion thereof, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant or Landlord, and each of Tenant and Landlord will look only to its insurance coverage (regardless whether such coverage is maintained) in the event of any such claim. Landlord's and Tenant's policy or policies of property insurance will permit waiver of subrogation as provided in this section.

14. <u>COVENANT TO HOLD HARMLESS; SUBROGATION; SOLE RISK</u>.

A. Tenant agrees to indemnify, defend and save Landlord harmless against and from any and all claims, damages, costs and expenses, including reasonable attorney's fees, arising from (i) the conduct or management of the business conducted in the Premises, or (ii) from any breach or default on the part of Tenant to be performed pursuant to the terms of the Lease, or (iii) from any act of Tenant, its Affiliates, agents, contractors, servants, employees, sublessees, customers, concessionaires, invitees or licensees, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors, servants, employees and concessionaires, or any breach of this Lease by Landlord. Landlord agrees to indemnify, defend and save Tenant harmless against and from any and all claims, damages, costs and expenses, including reasonable attorney's fees, arising from the gross negligence or willful misconduct of Landlord or its Affiliates, agents, contractors, servants, employees, sublessees, customers, concessionaires, invitees or licensees or due to the breach, violation or nonperformance by Landlord, its agents, contractors, servants, employees and concessionaires of the terms and conditions of this Lease. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Premises. Within five (5) Business Days after request, the Tenant shall attorn to any new landlord and execute, acknowledge and deliver any document submitted to the Tenant confirming such attornment; provided that any such landlord agrees to recognize the Tenant's rights to occupy the Premises pursuant to this Lease.

B. To the extent not prohibited by any Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord, its partners, officers, members, employees, agents and representatives from all claims arising out of damage to or destruction of the Premises, Building Property or Tenant's personal property or business, and any loss of use or business interruption, regardless whether any such claim results from the negligence or fault of Landlord or otherwise, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar) and Tenant agrees that Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and the Lenders shall have no liability therefor, and shall not assume any liability or responsibility with respect thereto, or to the conduct or operation of the business to be conducted on the Premises and shall have no liability for any claim of loss of business or interruption of operations, or any consequential damages or indirect losses whatsoever, unless any such liability or claim of loss or consequential damages shall arise

solely as a result of the gross negligence or willful misconduct of the Landlord, an Affiliate of the Landlord and/or any of their respective agents or employees. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Building or an act or omission of any other person and regardless whether insurance coverage against any such risks is obtainable. Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such claim. Tenant's trade fixtures, other personal property and all other property (including that of third parties) in Tenant's care, custody or control, is located at the Building at Tenant's sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Building. In no event shall the Landlord, its Affiliates, employees or agents have any liability whatsoever for any punitive damages in connection with this Lease or any of the Landlord's rights or obligations hereunder. In the event the Tenant or Invitees are awarded a money judgment against the Landlord, then recourse for satisfaction of such judgment shall be limited to execution against the Landlord's estate and interest in the Premises (including its interest under this Lease and base and additional rent payments due hereunder). No other asset of the Landlord, any partner, director, member, officer or trustee of the Landlord or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any such individual or other person or entity be held to have personal liability for satisfaction of any claim or judgment against the Landlord or any such individual.

C. Without limitation of the foregoing set forth in Subsections 14.A and 14.B above, and except to the extent the result of a holdover by Tenant, neither Landlord or Tenant shall be liable under this Lease for consequential, punitive or indirect damages for any reason whatsoever.

15. **ASSIGNMENT OR SUBLETTING**. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, or otherwise encumber (collectively, "**Assign**" or "**Assignment**") or sublet ("**Sublet**" or "**Sublease**") all or any part of the Tenant's interest in the Lease or in the Premises, without the Landlord's prior written consent, which consent, subject to the later provisions of this Section 15, may be withheld or granted in the Landlord's sole and absolute discretion. Unless otherwise permitted in this Lease, any attempted Assignment or Sublease without such consent shall be void, and shall constitute an Event of Default. If at any time during the Lease Term the Tenant desires to Assign or Sublease all or part of this Lease or the Premises, then the Tenant shall give not less than twenty (20) days' prior written notice to the Landlord and such written notice shall contain the following information: the identity of the proposed assignee or subtenant and a description of its business; the terms of the proposed Assignment or Sublease; the commencement date of the proposed Assignment or Sublease; the area proposed to be Assigned or Sublet; and financial statements for the prior three (3) years of such proposed assignee or subtenant (provided that if the proposed assignee or subtenant has been in business less than three (3) years, the Landlord shall accept financial statements covering such shorter period). Notwithstanding the first sentence of this Section 15, so long as no Event of Default has occurred, the Landlord shall not unreasonably withhold its consent to any proposed Assignment or Sublease provided that the Landlord determines, in its sole and absolute discretion that:

(i) the use of the Premises pursuant to such Assignment or Sublease is in compliance with Section 12 hereof;

(ii) Tenant shall remain a creditworthy entity following the Assignment or Sublease, reasonably expected to be capable of performing its obligations under this Lease;

(iii) the financial condition of the proposed assignee or subtenant is reasonably acceptable to Landlord;

(iv) the reputation and experience of the proposed assignee or subtenant is satisfactory to Landlord in its reasonable discretion;

(v) such Assignment or Sublease does not violate the terms of any mortgage, and any required lender consent to the proposed Assignment or Sublease is obtained; and

(vi) all documentation relating to such Assignment or Sublease is approved by Landlord.

If approved by the Landlord, a fully executed copy of the Assignment or Sublease shall be furnished to the Landlord within five (5) Business Days' of execution by the Tenant. Landlord shall use commercially reasonable efforts to act with diligence and dispatch in connection with any such request for approval and Tenant agrees to use commercially reasonable efforts to timely respond to any request for information relative to a proposed Assignment or Sublet. Neither the Landlord's consent to any Assignment or Sublease, nor the Landlord's collection or acceptance of rent from any assignee or subtenant, shall be construed as (a) waiving or releasing the Tenant from any of its liabilities or obligations under this Lease as a principal, (b) waiving or releasing any guarantor from its obligations as a guarantor or surety, or (c) as relieving the Tenant or any assignee or subtenant from the obligation of obtaining the Landlord's prior written consent to any subsequent Assignment or Sublease. As security for this Lease, the Tenant hereby assigns to the Landlord the rent due from any assignee or subtenant of the Tenant. For any period during which there exists an Event of Default hereunder, the Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to the Landlord upon receipt of written notice from the Landlord specifying same. The Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.

16. **ACCESS TO PREMISES**. Landlord reserves the right to enter upon the Premises at all reasonable hours upon no less than one (1) business days' notice (except in the event of emergency, during which no notice is required) for the purpose of inspecting the same, and during the last six (6) months of the Term, for exhibiting the Premises to prospective tenants, purchasers, or others. Solely during the last six (6) months of the Term, Landlord may display "For Rent" or similar signs on windows or doors in the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's operations at the Premises during any access thereof by Landlord. Except with regard to Landlord's express maintenance, repair and restoration obligations contained in this Lease, Landlord shall not have the right to make any alterations or additions to the Premises.

17. **UNTENANTABILITY DAMAGE TO PREMISES**. In the event the Premises shall be destroyed or so damaged by fire, explosion, windstorm, or other casualty as to be untenantable for more than twenty (20) days, or if such casualty occurs within the last three (3) months of the Term and results in the Premises being untenantable, then Tenant may, at its sole election either (i) restore the Premises within a reasonable time after such destruction or damage at Tenant's expense and utilizing all proceeds from property damage/casualty insurance obtained therefore, or (ii) terminate this Lease as of the date of the destruction or damage, in either case by giving Landlord notice within thirty (30) days after the date of the destruction or damage, in which event any property damage/casualty insurance proceeds from such casualty (and expressly not any business interruption insurance proceeds that may be received by Tenant, which shall be deemed Tenant's sole property for all purposes hereunder) shall be the property of Landlord. In the event Tenant fails to timely provide Landlord with the required notice, Tenant shall be deemed to have elected to terminate this Lease. If the Tenant elects to terminate the Lease (or is deemed to have terminated the Lease), Landlord shall refund Tenant any prepaid Base Rent. In the event that Tenant elects not to terminate this Lease, but instead to repair or restore the Premises using property damage/casualty insurance proceeds, Base Rent shall abate on a day-to day basis from the date of the destruction or damage and until any required repairs or restoration is completed, and Landlord shall refund Tenant such prorated portion of the Base Rent. In the event the Premises shall be damaged as aforesaid but not thereby rendered untenantable, Tenant shall restore the Premises with reasonable dispatch up to the amount of property damage/casualty insurance proceeds received and while such damage is being repaired Tenant shall be entitled to an equitable refund of the Base Rent based upon the pro rata percentage of the Premises that is untenantable due to such casualty. The parties hereby acknowledge that Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises, nor any right to terminate this Lease, with respect to any damage or destruction occurring during the Term of this Lease or any extension of the Term.

18. **REMEDIES AND DEFAULT**.

A. Default. Any one or more of the following events shall constitute an "**Event of Default**" or "**Default**" hereunder:

(a) The failure of Tenant to pay any Base Rent or Additional Rent when the same is due hereunder, which default is not cured within five (5) days after the receipt of notice thereof from Landlord.

(b) Failure by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the receipt of notice from Landlord.

(c) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process.

(d) The filing of a petition proposing the adjudication of Tenant as bankrupt or insolvent or the reorganization of Tenant or an arrangement by Tenant with its creditors,

whether pursuant to the Federal Bankruptcy Act of any similar federal or state proceeding, unless such petition is filed by a party other than Tenant and is withdrawn or dismissed within thirty (30) days after the date of this filing.

(e) The admission in writing by Tenant of its inability to pay its debts when due, or the general insolvency of Tenant.

(f) The appointment of a receiver or trustee for the business or property of Tenant, unless such appointment shall be vacated within ten (10) days of its entry.

(g) The making by Tenant of an assignment for the benefit of its creditors.

(h) The failure to cure any Environmental Default required to be cured by Tenant in accordance with the terms and notice and cure provisions of Section 9 of this Lease.

(i) Any Sublease, Assignment or Change of Control requiring the Landlord's consent that is not consented to by the Landlord.

(j) Any failure to maintain the insurance required to be maintained in accordance with the terms and notice and cure provisions of Section 13 of this Lease.

B. Remedies. Upon the occurrence and continuance of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for above or below) may do any one or more of the following:

(a) Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at Default Rate from the date of such expenditure until paid, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.

(b) Landlord may elect to terminate this Lease and the tenancy created hereby, in which event (i) Tenant shall vacate and surrender the Premises; (ii) Tenant shall immediately pay to Landlord the sum of (aa) all Base Rent and Additional Rent accrued through the date of termination or recovery of possession by Landlord, whichever is later; plus (bb) the total Base Rent and Additional Rent which Landlord would have received under this Lease for the remainder of the Term. The failure of Landlord to relet the Premises shall not affect Tenant's liability; provided, however, that Landlord shall use commercially reasonable efforts to mitigate its damages hereunder. In the event Landlord terminates the Lease and Tenant fails to promptly vacate the Premises, Landlord shall have the right hereunder to re-enter the Premises, by summary proceedings or otherwise, and may remove Tenant and all other persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of any for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(c) Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, any notice to quit or notice of Landlord's intention to re-enter being hereby expressly waived by Tenant, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease.

Notwithstanding the provisions of clause (a) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (a) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to an Event of Default, regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

Notwithstanding anything contained herein to the contrary, in no event shall Landlord be entitled to recover in connection with any Event of Default, any amount in excess of the total of: (i) any overdue Base Rent and Additional Rent, (ii) the Base Rent and Additional Rent that would have been payable over the remainder of the Term of the Lease, (iii) any costs of curing any non-payment Event of Default by Tenant hereunder, and (iv) Landlord's reasonable costs of collection in connection with collecting the amounts listed in clauses (i) through (iii).

Tenant waives and releases all claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord, its members, officers, employees, representatives and agents from and against any and all claims occasioned by Landlord's lawful re-entry of the Premises and disposition of Tenant's property. No such reentry is to be considered or construed as a forcible entry by Landlord. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws of the Commonwealth of Virginia in the event of Landlord obtaining possession of the Premises

by reason of violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

19. **NOTICES**. Any notice pursuant to this Lease shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, sent to the intended addressee at the address set forth below or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either (i) if delivered by personal delivery, at the time of personal delivery or rejection of such, or (ii) if delivered by overnight delivery service, signature required, upon receipt or refusal. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Tenant:

Learning Tree International
1831 Michael Faraday Drive
Reston, VA 20190
Attn: David W. Asai
Phone: (703) 925-6337
Email: David_Asai@LearningTree.com

with a copy to:

Odin, Feldman & Pittleman, PC
1775 Wiehle Avenue, Suite 400
Reston, VA 20190
Attn: Ellen Farrell Sharpe, Esq.
Phone: (703) 218-2194
Email: ellen.sharpe@ofplaw.com

If to Landlord:

1831 MICHAEL FARADAY LLC
c/o Manhattan Construction Company
7600 Leesburg Pike, Suite 102W
Falls Church, VA 22043
Attn: James Jay Lee
Phone: (703) 204-1400
Fax: (703) 204-1441
Email: jlee@manhattanconstruction.com

with a copy to:

Cooley LLP
11951 Freedom Drive, Suite 1500
Reston, VA 20190

Attn: John Lavoie, Esq.
Phone: (703) 456-8122
Fax: (703) 456-8100
E-mail: jlavoie@cooley.com

Either party may, by like notice at any time and from time to time designate a different address to which notice shall be sent.

20. **ATTORNEY'S FEES**. If either Landlord or Tenant requires legal service to enforce any agreement or provision contained in this Lease, or for breach of any covenant or condition under this Lease, the breaching party shall pay such party's reasonable attorney's fees. In case either Landlord or Tenant shall, without fault on their part, be made a party to any litigation commenced by or against the other party, then the other party shall pay all costs, expenses and attorney's fees that may be incurred by such party if the other party is adjudicated to be at fault. In the event either party to this Lease undertakes legal action to enforce the terms of this Lease or to declare the rights of the parties hereunder, the prevailing party in such legal action shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with such legal action from the non-prevailing party.

21. **REMOVAL OF LIENS**. In the event of any lien upon Landlord's title to the Property or any portion thereof results from any act of neglect of Tenant or any party operating through Tenant, Tenant shall remove said lien within thirty (30) days after Landlord's notice to do so. In the event Tenant fails to timely remove any such lien, Landlord shall be permitted, without further notice to Tenant, to take whatever action Landlord deems reasonable, including (without limitation) paying off the lien, in order to remove such lien from title to the Property. All costs incurred by Landlord with regard to such lien, together with interest thereon at Default Rate from the date of such expenditure until paid, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand.

22. **BROKERS**. Landlord and Tenant represent and warrant to each other that they have dealt with no broker or agent with regard to this Lease, and that no commission or fee is due under this Lease to any party acting on behalf of Landlord or Tenant, as applicable. Landlord and Tenant indemnify, defend and hold each other harmless from the claim, injury or damage caused by the breach of the representation and warranty herein.

23. **EMINENT DOMAIN**. If the entire Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (a "**Total Taking**"), then this Lease shall terminate on the date that title to the Premises vests in such authority, the Base Rent shall be apportioned as of such date, and Landlord shall refund any prepaid Base Rent. If any material portion of Premises or occupancy thereof, as determined by Tenant in its sole reasonable discretion, shall be permanently taken or if all or a material portion of the Premises or occupancy thereof (as determined by Tenant in its sole discretion) is temporarily taken for more than thirty (30) days of the Term, for any public or quasi-public use or purpose (a "**Material Taking**"), then Tenant shall have the right to terminate this Lease within thirty (30) days of such Material Taking by written notice to Landlord, in which event the

Base Rent shall be apportioned as of such date, and Landlord shall refund any prepaid Base Rent. If less than the entire Premises or occupancy thereof is permanently condemned, and Tenant has not terminated this Lease in accordance with the prior sentence as a Material Taking (a "**Partial Taking**"), this Lease shall terminate as to the portion of the Premises permanently condemned on the date that title to such portion of the Premises vests in such authority, and Base Rent shall be apportioned as of such date and Landlord shall refund the applicable prepaid Base Rent. In the event that there shall be such a taking of more than 25% of the building or any parking areas comprising the Premises, this Lease may, at the option of either party, be terminated upon thirty (30) days' notice. In the event there is a taking and this Lease is not terminated in accordance with the provisions of this paragraph, the Landlord covenants at Landlord's expense, but solely up to the amount of condemnation award proceeds received by Landlord, to promptly repair such damage and to do such work as may be required or rebuild the remaining portion of the Premises so as to restore them as nearly as may be possible to the condition they were in immediately prior to such taking or damage, not including any tenant improvements. In case of any such taking, whether or not this Lease is terminated, Tenant shall be entitled to claim, prove, and receive in the condemnation proceeding such awards as may be allowed for Tenant's personal property and equipment at the Premises by Tenant, but only if such awards are made by the condemnation court in addition to the awards made by it for the Building and Property and the value of the leasehold, which latter awards shall be the property of the Landlord and the Tenant hereby assigns the Landlord all its right, title, and interest in and to such latter awards.

24. **GENERAL**. Nothing contained in this Lease shall be deemed or construed by the parties or any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant other than the relationship of Landlord and Tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default and no express waiver shall affect any default other than the default specified in the express waiver and that for the time and the extent therein stated. One or more waivers of any covenant, term, or condition of this Lease by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waiver or render unnecessary Landlord's consent or approval to or of any subsequent similar act by the Tenant. The invalidity of unenforceability of any provision hereof shall not affect or impair any other provisions. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporation, association, partnership or individuals, male or female, shall in all instances be assumed as thought in each case fully expressed. The laws of the Commonwealth of Virginia shall govern the validity, performances and enforcement of this Lease. Landlord and Tenant has each consulted legal counsel and expressly waive any claim whatsoever against the Agent arising from the form of the Lease or its contents.

25. **RECORDING OF SHORT FORM LEASE**. A short form or memorandum of this Lease shall not be recorded without the express written consent of Landlord, which Landlord may withhold, grant or condition in its sole and absolute discretion.

26. **SUBORDINATION NONDISTURBANCE AND ATTORNMENT.** On the Commencement Date, Landlord shall deliver to Tenant a subordination, non-disturbance and attornment agreement in form reasonably acceptable to Tenant (an "**SNDA**") from the holder of any financing lien on the Premises (created by Landlord). Thereafter, Tenant shall agree to subordinate its rights hereunder to the lien of any further financing lien on the Premises, provided Tenant is given an SNDA from the holder of such lien.

27. **OWNERSHIP**. Any transfer of the rights of Landlord in and to the Premises shall be subject to the terms and conditions of this Lease.

28. **HOLD OVER.** In the event that Tenant shall not immediately surrender the Premises to Landlord on the expiration or earlier termination of this Lease, Tenant shall be deemed to be a tenant at sufferance and without claim of right, but subject to all of the terms and provisions of this Lease, except the monthly Base Rent shall be 125% of the monthly Base Rent in effect during the last month of the Term for the first (1st) two (2) months of any such holdover, and thereafter at 150% of the monthly Base Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the expiration or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant shall indemnify, defend and hold harmless Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession, including all consequential, indirect and punitive damages; provided, however, that Tenant shall not be liable for consequential, indirect or punitive damages caused by such holdover for the first thirty (30) days thereof.

29. **ENTIRE AGREEMENT AND WAIVER OF JURY TRIAL**. This Lease contains the entire agreement between parties with respect to the subject matter hereof and each party hereby acknowledges that it did not, in entering into this Lease, rely on any representations or promises made by or on behalf of the other except as expressly set forth herein. Landlord and Tenant hereby waive trial by jury in any action or proceeding brought by either of them against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this Lease.

30. **TENANT ESTOPPEL**. Tenant agrees, at any time and from time to time, upon not less than five (5) business days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated in writing by Landlord, a statement in writing, to the extent factually accurate (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Commencement Date and the dates to which the Rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent, and (v) any other statements regarding the Lease reasonably required, to the extent factually correct.

31. **FORCE MAJEURE.** Neither Landlord nor Tenant shall be liable or responsible for any delays under this Lease due to weather, strikes, riots, acts of a public enemy, civil disturbances, governmental laws or regulations, inability to procure materials or labor, or both, or any other Acts of God or causes beyond its control, and the time period to act hereunder shall be extended day for day for any such delay.

32. **SURVIVAL.** All of the obligations of the parties under this Lease (together with interest on payment obligations at the Default Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of the parties' release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

33. **WAIVER OF LANLDORD'S LIEN**. Landlord hereby waives any common law or statutory right to a lien on Tenant's personalty, whether by distress, distraint, or otherwise.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease effective as of the day and year first above written.

[Signatures on following page]

LANDLORD:

1831 MICHAEL FARADAY LLC, a Virginia limited liability company

WITNESS:

____

By:______________________________
Name Printed: ______________________________
Title:______________________________

TENANT:

WITNESS:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

____

By:______________________________
Name Printed: ______________________________
Title:______________________________

LANDLORD:

1831 MICHAEL FARADAY LLC, a Virginia limited liability company

WITNESS:

____

By:____________________________
Name Printed: ______________________
Title:____________________________

TENANT:

WITNESS:

LEARNING TREE INTERNATIONAL USA, INC., a Delaware corporation

[signature]

By: [signature]
Name Printed: MAX SHEVITZ
Title: PRESIDENT